LIST OF SUBSIDIARIES OF II-VI INCORPORATED


       Subsidiary                              Jurisdiction of
                                                Incorporation
       ----------                              ---------------


    II-VI Delaware, Inc.                          Delaware

  II-VI Singapore Pte., Ltd.                     Singapore

II-VI Worldwide, Incorporated                     Barbados

  II-VI Japan Incorporated                         Japan

  II-VI Virgo Incorporated                       Pennsylvania

II-VI Lightning Optical Incorporated             Pennsylvania

    II-VI U.K. Limited                           United Kingdom

II-VI Optics (Suzhou) Co. Ltd.                       China